Exhibit 99.2

Conference call:	Friday August 1, 2008 at 11:00 A.M. EDT
Audio Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-888-687-3295 Dial pass code 58340272

EBIX ANNOUNCES RECORD RESULTS WITH $1.62 DILUTED EPS

Net Income Rises 152 percent to $6.34 Million in Q2 of 2008

ATLANTA, GA – August 1, 2008 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported record financial results for the second quarter of 2008. The results marked the highest EPS in any one quarter that the company has reported in its thirty two year history.

The company reported total revenue of $17.80 million for the second quarter of 2008, compared to $9.82 million for the second quarter of 2007, marking an 81 percent increase in revenues.

Net income after taxes for the quarter rose 152 percent to $6.34 million, or $1.62 per diluted share, up from $2.51 million, or $0.75 per diluted share, in the second quarter of 2007— an earnings per share growth of 116 percent. Results for the second quarter of 2008 were based on 3.99 million weighted average diluted shares outstanding, as compared to 3.37 million in the second quarter of 2007. The company also reported basic earnings per share in the second quarter of 2008 of $1.96 as compared to $0.85 in the second quarter of 2007.

The company’s operating expenses for the quarter grew by 45 percent to $10.90 million as compared to $7.51 million for the second quarter of 2007. The company attributed the increase primarily to the acquisition of IDS in November 2007 and Telstra eBusiness in January 2008.

The company also reported that its cumulative net income at the end of six months of 2008 grew by 168 percent to $12.00 million as compared to cumulative net income of $4.48 million at the end of six months of 2007. The six month cumulative diluted EPS for 2008 also grew by 121 percent to $3.01 as compared to cumulative diluted EPS of $1.36 at the end of six months of 2007.

Robin Raina, president and CEO, Ebix said, “We are pleased that the second quarter results are in line with our expectations. We are especially pleased that net margins in the quarter grew to 36% from 26% in the same quarter last year.”

Raina added: “The company business can be broken primarily into four main channels today — the Insurance Company, Broker, Exchange and BPO Channels. The second quarter saw the exchange channel become 53% of our total revenues while the BPO channel accounted for 10% of our revenues. Broker systems business accounted for 19% and the carrier channel accounted for 16% of our worldwide revenues. All these four channels showed growth this quarter in terms of revenues. The legacy support business as predicted earlier continues to decline and accounted for 2% of our revenues in the second quarter of 2008.”

Raina summarized, “We are pleased with the continued growth of all our four channels of business. We are focused on ensuring that we can keep our net margins high and towards that are selective in securing new contracts that help us meet those objectives.”

Robert Kerris, the chief financial officer of Ebix, said, “During the second quarter the company’s revenues grew $1.16 million or 7% and operating profit grew $762 thousand or 12% over the first quarter.  Our year to date operating margin of 38% represents a significant improvement compared to the 24% operating margin experienced during the first six months of 2007.  Furthermore, during the six months ended June 30, 2008 the company generated $10.66 million of cash flow from operating activities which represents a 180% increase as compared the $3.81 million for same period a year earlier.  At June 30, 2008 our cash balances stood at $12.07 million.  We believe that anticipated cash flows from our operating activities, together with current cash balances and access to our credit facilities and the capital markets will be sufficient to support our operations and planned business growth.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2007, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

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(Financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating Revenue	17,803	9,816	34,442	18,834

Operating expenses:
Cost of services provided	3,225	1,718	6,161	3,284
Product development	2,162	2,198	4,240	4,048
Sales and marketing	818	1,078	1,665	2,030
General and administrative	3,856	1,899	7,672	3,686
Amortization and depreciation	837	625	1,656	1,250
Total operating expenses	10,898	7,518	21,394	14,298
Operating income	6,905	2,298	13,048	4,536
Interest income	140	136	262	207
Interest expense	(394)	(142)	(736)	(370)
Foreign exchange gain (loss)	100	122	159	127
Income before income taxes	6,751	2,414	12,733	4,500
Income tax (expense)/benefit	(415)	99	(727)	(25)
Net income	$6,336	$2,513	$12,006	$4,475

Basic earnings per common share	$1.96	$0.85	$3.62	$1.54

Diluted earnings per common share	$1.62	$0.75	$3.01	$1.36

Basic weighted average shares outstanding	3,229	2,973	3,318	2,911

Diluted weighted average shares outstanding	3,992	3,366	4,073	3,291

See accompanying notes to condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,074	$49,466
Accounts receivable, less allowance of $352 and $146, respectively	13,396	8,809
Other current assets	1,113	1,130
Total current assets	26,583	59,405

Property and equipment, net	3,427	3,356
Goodwill	84,731	36,408
Intangible assets, net	9,988	7,318
Other assets	2,067	2,023

Total assets	$126,796	$108,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	3,627	2,231
Accrued payroll and related benefits	2,629	1,517
Short term debt	24,945	15,650
Current portion of long term debt and capital lease obligations	502	510
Deferred revenue	6,042	5,645
Other current liabilities	207	149

Total current liabilities	37,952	25,702
Convertible debt	20,000	20,000
Long term debt and capital lease obligation, less current portion	4	486
Other liabilities	3,140	1,477
Deferred Rent	656	719
Total liabilities	61,752	48,384

Commitments and Contingencies, Note 9

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 3,182,261 issued and 3,173,371 outstanding at June 30, 2008 and 3,406,234 issued and 3,397,344 outstanding at December 31, 2007	317	337
Additional paid-in capital	104,147	114,771
Treasury stock (8,890 and 8,890 shares repurchased as of June 30, 2008 and December 31, 2007 respectively)	(149)	(149)
Accumulated deficit	(45,507)	(57,513)
Accumulated other comprehensive income	6,235	2,680
Total stockholders’ equity	65,044	60,126

Total liabilities and stockholders’ equity	$126,796	$108,510

See accompanying notes to condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2008	2007

Cash flows from operating activities:
Net income	$12,006	$4,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,651	1,250
Stock-based compensation	64	114
Restricted stock compensation	255	58
Provision for doubtful accounts	179	30
Changes in assets and liabilities:	—	—
Accounts receivable	(2,936)	(1761)
Other assets	44	(247)
Accounts payable and accrued expenses	(1,085)	(378)
Accrued payroll and related benefits	216	(599)
Deferred revenue	(368)	766
Deferred taxes	653	—
Customer deposits, deferred rent, and other liabilities	(20)	98
Net cash provided by operating activities	10,659	3,806

Cash flows from investing activities:
Investment in Telstra eBusiness Services, net of cash acquired	(42,968)	—
Investment in Finetre, net of cash acquired	—	(15)
Investment in Periculum, net of cash acquired	(1,067)	—
Deferred Rent	—	(5)
Capital expenditures	(382)	(315)
Net cash used in investing activities	(44,417)	(335)

Cash flows from financing activities:
Proceeds from (payments on) line of credit	9,295	(10,000)
Proceeds from the issuance of common stock, net of issuance costs	12,518	13,275
Increase current portion of long term debt	—	55
Proceeds from the exercise of the stock options	514	37
Repurchase of Common Stock	(24,000)	—
Payments on capital lease obligations	(2)	(2)
Principal payments of debt obligations	(490)	(478)
Net cash provided/(used) in financing activities	(2,165)	2,887

Effect of foreign exchange rates on cash	(1,469)	269

Net change in cash and cash equivalents	(37,392)	6,627
Cash and cash equivalents at the beginning of the period	49,466	5,013
Cash and cash equivalents at the end of the period	$12,074	$11,640

Supplemental disclosures of cash flow information:
Interest paid	$459	$320
Income taxes paid	$431	$431

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036 or jjurado@ebix.com